Exhibit 1.1

EXECUTION VERSION

Duke Energy Progress NC Storm Funding LLC

$769,627,000 SERIES A Storm Recovery Bonds

UNDERWRITING AGREEMENT

November 17, 2021

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1.                  Introduction. Duke Energy Progress NC Storm Funding LLC, a Delaware limited liability company (the “Issuer”), a wholly-owned subsidiary of Duke Energy Progress, LLC, a North Carolina limited liability company (the “Depositor”), proposes to issue and sell $769,627,000 aggregate principal amount of its Series A Storm Recovery Bonds, (the “Bonds”), identified in Schedule I hereto. The Issuer and the Depositor, hereby confirm their agreement with the several Underwriters (as defined below) as set forth herein.

The term “Underwriters” as used herein shall be deemed to mean the several entities named in Schedule II hereto and any underwriter substituted as provided in Section 6 hereof and the term “Underwriter” shall be deemed to mean any one of such Underwriters. The term “Representatives” as used herein shell be deemed to mean the entities named in Schedule I hereto as representatives. All obligations of the Underwriters hereunder are several and not joint. If more than one entity is named in Schedule I hereto, any action under or in respect of this Agreement (“Agreement”) may be taken by such entities jointly as the Representatives or by one of the entities acting on behalf of the Representatives and such action will be binding upon all the Underwriters.

Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Indenture (as defined below) attached hereto as Exhibit A.

2.                  Description of the Bonds. The Bonds will be issued pursuant to an indenture to be dated as of November 24, 2021, as supplemented by one or more series supplements thereto (as so supplemented, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, National Association as indenture trustee (the “Indenture Trustee”). The Bonds will be senior secured obligations of the Issuer and will be supported by storm recovery property (as more fully described in the irrevocable financing order by the North Carolina Utilities Commission (“NCUC”) to the Depositor dated May 10, 2021, relating to the Bonds, which was clarified and corrected by the NCUC in an Order Clarifying and Correcting Financing Order on July 13, 2021 (the “Financing Order”), (the “Storm Recovery Property”), to be sold to the Issuer by the Depositor pursuant to the Storm Recovery Property Purchase and Sale Agreement, to be dated on or about November 24, 2021 between the Depositor and the Issuer (the “Sale Agreement”). The Storm Recovery Property securing the Bonds will be serviced pursuant to the Storm Recovery Property Servicing Agreement, to be dated on or about November 24, 2021 between the Depositor, as servicer, and the Issuer, as owner of the Storm Recovery Property sold to it pursuant to the Sale Agreement (the “Servicing Agreement”).

3.                  Representations and Warranties of the Issuer. The Issuer represents and warrants to the several Underwriters that:

(a)               The Bonds have been registered on Form SF-1 pursuant to guidance from the Securities and Exchange Commission (the “Commission”) and in accordance with such guidance the Issuer and the Bonds meet the requirements for the use of Form SF-1 under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer, in its capacity as co-registrant and issuing entity with respect to the Bonds, and the Depositor, in its capacity as co-registrant and as sponsor for the Issuer, have prepared and filed with the Commission a registration statement on such form on September 3, 2021 (Registration Nos. 333-259315 and 333-259315-01), as amended by Amendment No. 1 thereto filed October 28, 2021 and Amendment No. 2 thereto filed November 1, 2021, including a prospectus, for the registration under the Securities Act of up to $771,525,000 aggregate principal amount of the Bonds. Such registration statement, as amended (“Registration Statement Nos. 333-259315 and 333-259315-01”), has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuer, threatened by the Commission. No storm recovery bonds registered with the Commission under the Securities Act pursuant to Registration Statement Nos 333-259315 and 333-259315-01 have been previously issued. References herein to the term “Registration Statement” shall be deemed to refer to Registration Statement Nos. 333-259315 and 333-259315-01, including any amendment thereto, and any information in a prospectus, as amended or supplemented as of the Effective Date (as defined below), deemed or retroactively deemed to be a part thereof pursuant to Rule 430A under the Securities Act (“Rule 430A”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Applicable Time (as defined below), which the parties agree is the time of the first contract of sale (as used in Rule 159 under the Securities Act) for the Bonds, and shall be considered the “Effective Date” of the Registration Statement relating to the Bonds, and information contained in a form of prospectus (as amended or supplemented as of the Effective Date) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. The final prospectus relating to the Bonds, as filed with the Commission pursuant to Rule 424(b) under the Securities Act is referred to herein as the “Final Prospectus”; and the most recent preliminary prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and that was used after the initial effectiveness of the Registration Statement and prior to the Applicable Time is referred to herein as the “Pricing Prospectus”. The Pricing Prospectus and the Issuer Free Writing Prospectuses (as defined below) identified in Part A and Part B of Schedule III hereto, considered together, are referred to herein as the “Pricing Package”.

(b)               At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at and as of the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; the Final Prospectus, both as of its date and at and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information as defined in Section 11(e) below or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry System that are based solely on information contained in published reports of the DTC.

(c)               As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (when considered together with the Pricing Prospectus), did not include any untrue statement of a material fact nor when considered together, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, expected average lives and sensitivity data, proceeds to Issuer, underwriter allocation for each tranche, selling concession, reallowance discounts, issuance date, the expected amortization schedule, the initial principal balances, the scheduled final payment dates, the final maturity dates, and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the interest rate, price to the public and underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Package, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Bonds, in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Issuer’s records pursuant to Rule 433(g) of the Securities Act. References to the term “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” mean 4:40 PM, eastern time, on the date hereof. The Issuer represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed in Part A and Part B of Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping. The Issuer represents, warrants and agrees that there have been no Issuer Free Writing Prospectuses used in connection with the offering of the Bonds (as contemplated by the Registration Statement, the Pricing Package and the Final Prospectus) other than the materials listed on Schedule III hereto.

(d)                Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or the Depositor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Package, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Depositor or the Issuer has promptly notified or will promptly notify the Representatives and (ii) the Depositor or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(e)               The Issuer has been duly formed and is validly existing as a limited liability company in good standing under the Limited Liability Company Act of the State of Delaware, as amended, with full limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Bonds, the Sale Agreement, the bill of sale contemplated by the Sale Agreement (the “Bill of Sale”), the Servicing Agreement, the Joinder to Intercreditor Agreement to be dated as of the Closing Date among, inter alia, the Issuer, the Depositor and the Indenture Trustee (the “Joinder Intercreditor Agreement”), and the administration agreement to be dated as of the Closing Date between the Issuer and the Depositor (the “Administration Agreement”) and the other agreements and instruments contemplated by the Pricing Package and the Final Prospectus to which the Issuer is a party (collectively, the “Issuer Documents”), to complete the Issuer Transactions (as defined below) and to own its properties and conduct its business as described in the Registration Statement, the Pricing Package and the Final Prospectus; the Issuer has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not, individually or in the aggregate reasonably be expected to have (A) a material adverse effect on business, properties, financial condition or results of operations of the Issuer or (B) a material adverse effect on the performance by the Issuer of this Agreement or any of the Issuer Documents or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (A) and (B), an “Issuer Material Adverse Effect”); the Issuer has conducted and will conduct no business in the future that would be inconsistent with the description of the Issuer’s business set forth in the Registration Statement, the Pricing Package and the Final Prospectus; the Issuer is not a party to or bound by any agreement or instrument other than the Issuer Documents and other agreements or instruments incidental to its formation and the Rating Agency Letters (as defined below); the Issuer has no material liabilities or obligations other than those arising out of the transactions contemplated by the Issuer Documents and as described in the Registration Statement, the Pricing Package and the Final Prospectus; the Depositor is the direct and beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(f)                The Issuer has no subsidiaries within the meaning of Rule 405 at the Securities Act.

(g)               The issuance and sale of the Bonds, the execution, delivery and performance by the Issuer of the Bonds, the purchase of the Storm Recovery Property by the Issuer from the Depositor, the execution, delivery and performance by the Issuer of this Agreement and the Issuer Documents, the application of the proceeds from the sale of the Bonds as described under “Use of Proceeds” in each of the Pricing Package, the Registration Statement and the Final Prospectus and the consummation of the transactions contemplated hereby and thereby (collectively, the “Issuer Transactions”), will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Issuer or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Registration Statement, the Pricing Package and the Final Prospectus) to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, except for liens created by the Indenture or the other Issuer Documents, (ii) result in any violation of the provisions of the Issuer’s certificate of formation or limited liability company agreement (collectively, the “Issuer Charter Documents”), or (iii) result in any violation of any statute, law, judgment, order, decree, rule or regulation of any court, regulatory body, administrative agency, arbitrator or governmental agency or body having jurisdiction over the Issuer, or any of its properties or assets, except (in the case of clauses (i) and (iii)) as would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

(h)               This Agreement has been duly authorized, executed and delivered by the Issuer, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement.

(i)                 The Issuer (i) is not in violation of the Issuer Charter Documents, (ii) is not in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect, and (iii)  is not in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer, to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect.

(j)                 The Indenture has been duly authorized by the Issuer, and, on the Closing Date, will have been duly executed and delivered by the Issuer and will be a valid and binding instrument, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will (i) comply as to form in all material respects with the requirements of the Trust Indenture Act and (ii) conform in all material respects to the description thereof in the Registration Statement, the Pricing Package and Final Prospectus.

(k)               The Bonds have been duly authorized by the Issuer for issuance and sale to the Underwriters pursuant to this Agreement and, when executed by the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Bonds, when issued, will conform in all material respects to the description thereof in the Registration Statement, the Pricing Package and Final Prospectus. The Issuer has all requisite limited liability company power and authority to issue, sell and deliver the Bonds in accordance with and upon the terms and conditions set forth herein and in the Registration Statement, the Pricing Package and Final Prospectus.

(l)                 There is no litigation or any legal or governmental proceeding to which the Issuer is a party or to which any property of the Issuer is subject or which is pending or, to the knowledge of the Issuer, threatened against the Issuer or any property of the Issuer except as would not, individually or in the aggregate, be reasonably be expected to have an Issuer Material Adverse Effect.

(m)               Other than any necessary action or inaction by the NCUC or any filings required by the Financing Act or the Financing Order, no approval, authorization, consent, filing with or order of any court or governmental agency or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Issuer makes no representations or warranties under this paragraph (m)), is legally required for the transactions contemplated hereby, including issuance and sale by the Issuer of the Bonds pursuant to this Agreement.

(n)               The Issuer is not, and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Package and the Final Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o)               The nationally recognized accounting firm which has performed certain procedures with respect to certain statistical and structural information contained in the Pricing Package and the Final Prospectus, are independent public accountants.

(p)                Each of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, and the Joinder Intercreditor Agreement has been duly and validly authorized by the Issuer, and when executed and delivered by the Issuer on or prior to the Closing Date and the other parties thereto, will constitute a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q)                Relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act under Section 3(c)(5)(A) under the 1940 Act, although additional exclusions or exemption may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(r)                The Issuer has complied with the written representations, acknowledgements and covenants (the “17g-5 Representations”) relating to compliance with Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) set forth in the (i) undertaking, dated as of July 28, 2021, by the Issuer to Moody’s (as defined below) and (ii) letter, dated July 28, 2021, from the Issuer to S&P (as defined below and together with Moody’s, the “Rating Agencies”) (collectively, the “Rating Agency Letters”), other than (x) any noncompliance of the 17g-5 Representations that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 15 hereof.

(s)                Issuer will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Securities Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(t)                 The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

(u)               At the time of filing the Registration Statement, at the earliest time thereafter that the Issuer made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, the Issuer was not and is not an “ineligible issuer”, as defined in Rule 405 of the Rules and Regulations.

(v)               Other than the security interest to be granted to the Indenture Trustee under the Indenture, pursuant to the other Issuer Documents, as of the Closing Date, the Issuer has not pledged, assigned, sold or granted as of the Closing Date a security interest in the Storm Recovery Property. As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Indenture Trustee’s security interest in the Storm Recovery Property in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Indenture or any other Issuer Document). As of or within a reasonable time after the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer or the Depositor and listing such person as debtor covering all or any part of the Storm Recovery Property shall be on file or of record in any jurisdiction in the United States except (i) in respect of any such security interest of the Depositor that will be released on the Closing Date or (ii) such as may have been filed, recorded or made by such person in favor of the Indenture Trustee on behalf of the Holders of Bonds in connection with the Indenture, and no such person has authorized any such filing.

(w)               The statements made in the Registration Statement, the Pricing Package and the Final Prospectus under the caption “Description of the Storm Recovery Bonds” insofar as it constitutes a summary of the terms of the Bonds, and under captions “Risk Factors,” “The Storm Recovery Property and the Financing Act,” “DEP’s Financing Order,” “The Issuing Entity,” “Duke Energy Progress, LLC,” “Security for the Storm Recovery Bonds,” “Weighted Average Life and Yield Considerations for the Bonds,” “The Sale Agreement,” “The Servicing Agreement,” “Intercreditor Agreement,” “Material U.S. Federal Income Tax Consequences,” “State and Other Tax Consequences,” “ERISA Considerations,” and “Bankruptcy and Creditors’ Rights Issues,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects subject to the qualifications and limitations set forth therein.

(x)                The statements included in the Registration Statement, the Pricing Package and the Final Prospectus under the heading “Weighted Average Life and Yield Considerations For the Bonds—Weighted Average Life Sensitivity” have been derived in the manner described under, and subject to the qualifications and limitations set forth under, the heading “Weighted Average Life and Yield Considerations For the Bonds—Assumptions.” The assumptions used in preparing such statements provide a reasonable basis for presenting the effects of the events described therein and such statements give reasonable effect to those assumptions and events in good faith.

(y)               The accountant which has delivered the Initial AUP Letter referred to in Section 9(j) hereof, does not, as of the date of such report, have any material relationships with the Issuer or any of its affiliates other than such material relationships in which it is engaged to render professional services.

(z)                The statistical and market-related data included in the Registration Statement, the Pricing Package and the Final Prospectus are based on or derived from sources that the Issuer believes to be reliable in all material respects.

(aa)             The Issuer is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would be reasonably likely to give rise to a valid claim against it or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Bonds.

4.                  Representations and Warranties of the Depositor. The Depositor represents and warrants to the several Underwriters that:

(a)               The Depositor, in its capacity as co-registrant and sponsor with respect to the Bonds, meets the requirements to use Form SF-1 under the Securities Act and has prepared and filed with the Commission the Registration Statement for the registration under the Securities Act of up to $771,525,000 aggregate principal amount of the Bonds. The Registration Statement has been declared effective by the Commission and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, threatened by the Commission. No storm recovery bonds registered with the Commission under the Securities Act pursuant to the Registration Statement have been previously issued.

(b)               At the time the Registration Statement initially became effective, at the time of each amendment (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date relating to the Bonds, the Registration Statement fully complied, and the Final Prospectus, both as of its date and at and as of the Closing Date, and the Indenture, at the Closing Date, will fully comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each of the aforementioned dates, did not and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; the Final Prospectus, both as of its date and at and as of the Closing Date, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with any Underwriter Information or to any statements in or omissions from any Statements of Eligibility on Form T-1 (or amendments thereto) of the Indenture Trustee under the Indenture filed as exhibits to the Registration Statement or to any statements or omissions made in the Registration Statement or the Final Prospectus relating to DTC Book-Entry System that are based solely on information contained in published reports of the DTC.

(c)               As of its date, at the Applicable Time and on the date of its filing, if applicable, the Pricing Prospectus and each Issuer Free Writing Prospectus (when considered together with the Pricing Prospectus), did not include any untrue statement of a material fact nor when considered together, omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that the principal amount of the Bonds, the tranches, proceeds to Issuer, underwriter allocation for each tranche, selling concession, reallowance discounts, issuance date, scheduled payment dates, the initial principal balances, the scheduled final payment dates, the final maturity dates, the expected average lives and sensitivity data, selling concession, reallowance discounts, issuance date, the expected amortization schedule and the expected sinking fund schedule described in the Pricing Prospectus were subject to completion or change based on market conditions, and the servicing fee, the interest rate, price to the public and underwriting discounts and commissions for each tranche as well as certain other information dependent on the foregoing and other pricing related information was not included in the Pricing Prospectus). The Pricing Package, at the Applicable Time did not, and at all subsequent times through the completion of the offer and the sale of the Bonds on the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Pricing Package, the Pricing Term Sheet or any other Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information. The Depositor represents, warrants and agrees that it has treated and agrees that it will treat each of the free writing prospectuses listed in Part A and Part B of Schedule III hereto as an Issuer Free Writing Prospectus, and that each such Issuer Free Writing Prospectus has fully complied and will fully comply with the applicable requirements of Rules 164 and 433 under the Securities Act, including timely Commission filing where required, legending and record keeping. The Depositor represents, warrants and agrees that there have been no Issuer Free Writing Prospectuses used in connection with the offering of the Bonds (as contemplated by the Registration Statement, the Pricing Package and the Final Prospectus) other than the materials listed on Schedule III hereto.

(d)               Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Bonds on the Closing Date or until any earlier date that the Issuer or the Depositor notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Package, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Depositor or the Issuer has promptly notified or will promptly notify the Representatives and (ii) the Depositor or the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriter Information.

(e)               The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the North Carolina Limited Liability Company Act, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Package and the Final Prospectus and to complete the Depositor Transactions (as defined below), and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to so qualify or to be in good standing would not, individually or in the aggregate reasonably be expected to have (A) a material adverse effect on the business, financial condition or results of operations of the Depositor and its subsidiaries taken as a whole or (B) a material adverse effect on the performance by the Depositor of this Agreement, the Receivables Amendments (as defined below) or any of the Issuer Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby (collectively, clauses (A) and (B), a “Depositor Material Adverse Effect”), and has all requisite power and authority to sell Storm Recovery Property as described in the Pricing Package and to execute, deliver and otherwise perform its obligation under any Issuer Document to which it is a party and the execute the amended and restated limited liability company agreement of the Issuer to be dated as of the Closing Date (the “LLC Agreement”). The Depositor is the direct and beneficial owner of all of the limited liability company interests of the Issuer; and based on current law, the Issuer is not classified as an association taxable as a corporation for United States federal income tax purposes.

(f)                Each significant subsidiary (as defined in Rule 405 under the Securities Act) of the Depositor has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite authority to own or lease its properties and conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, be reasonably expected to have a Depositor Material Adverse Effect.

(g)               The execution, delivery and performance by the Depositor of this Agreement, the Receivables Amendments, and each Issuer Document to which it is a party, the application of the proceeds by the Depositor from the sale of the Storm Recovery Property as described under “Use of Proceeds” in each of the Registration Statement, the Pricing Package and the Final Prospectus and the consummation of the transactions contemplated hereby and thereby (the “Depositor Transactions”), will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Depositor or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument (giving effect to amendments or terminations thereof as contemplated by the Registration Statement, the Pricing Package and the Final Prospectus) to which the Depositor is a party or by which the Depositor is bound or to which any of its properties or assets are subject, (ii) result in any violation of the provisions of the Depositor’s Articles of Organization or Limited Liability Company Operating Agreement (collectively, the “Depositor Charter Documents”), or (iii) result in any violation of any statute, law, judgment, order, decree, rule or regulation of any court, regulatory body, administrative agency, arbitrator or governmental agency or body having jurisdiction over the Depositor, or any of its respective properties or assets, except (in the case of clauses (i) and (iii)) as would not, individually or in the aggregate, be reasonably expected to have a Depositor Material Adverse Effect.

(h)               This Agreement has been duly authorized, executed and delivered by the Depositor, which has the necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement.

(i)                 The Depositor is not in violation of or default of and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in (i) the Depositor Charter Documents, (ii)  any indenture, mortgage, deed of trust or other agreement or instrument to which the Depositor is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, be reasonably expected to have a Depositor Material Adverse Effect, and (iii) is not in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, be reasonably expected to have a Depositor Material Adverse Effect.

(j)                 There is no litigation or any legal or governmental proceeding to which the Depositor or any of its subsidiaries is a party or to which any property of the Depositor or any of its subsidiaries is subject or which is pending or, to the knowledge of the Depositor, threatened against the Depositor or any of its subsidiaries that would, individually or in the aggregate, be reasonably expected to have in a Depositor Material Adverse Effect.

(k)               Other than any necessary action or inaction by the NCUC or any filings required by the Financing Law or the Financing Order, no approval, authorization, consent, filing with or order of any court or governmental agency or body (except such as have been already obtained and other than in connection or in compliance with the provisions of applicable blue-sky laws or securities laws of any state, as to which the Depositor makes no representations or warranties), is legally required for the issuance and sale by the Issuer of the Bonds.

(l)                 Neither the Issuer nor the Depositor is, and, after giving effect to the sale and issuance of the Bonds and the application of the proceeds thereof as described in the Pricing Package and the Final Prospectus, will be, an “investment company” within the meaning of the 1940 Act.

(m)               Relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act under Section 3(c)(5)(A) under the 1940 Act, although additional exclusions or exemption may be available, the Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(n)                Each of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Joinder Intercreditor Agreement and the Receivables Amendments has been duly and validly authorized by the Depositor, and when executed and delivered by the Depositor and the other parties thereto will constitute a valid and legally binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)               There are no North Carolina transfer taxes related to the transfer of the Storm Recovery Property or the issuance and sale of the Bonds to the Underwriters pursuant to this Agreement required to be paid at or prior to the Closing Date by the Depositor or the Issuer.

(p)               The nationally recognized accounting firm referenced in Section 3(o) is a firm of independent public accountants with respect to the Depositor as required by the Securities Act and the rules and regulations of the Commission thereunder.

(q)               The Depositor, in its capacity as sponsor with the respect to the Bonds, has caused the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 15 hereof.

(r)                The Depositor will comply, and has complied, in all material respects, with its diligence and disclosure obligations in respect to the Bonds under Rule 193 of the Act and Items 1111(a)(7) and 1111(a)(8) of Regulation AB.

(s)                The Bonds are not subject to the risk retention requirements imposed by Section 15G of the Exchange Act.

(t)                 At the time of filing the Registration Statement, at the earliest time thereafter that the Depositor made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Bonds and at the date hereof, the Depositor was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(u)               Other than as provided in the Sale Agreement and Bill of Sale, pursuant to the other Issuer Documents, as of the Closing Date, the Depositor has not pledged, assigned, sold or granted as of the Closing Date a security interest in the Storm Recovery Property. As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Indenture Trustee’s security interest in the Storm Recovery Property in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Indenture or any other Issuer Document). As of or within a reasonable time after the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer or the Depositor and listing such person as debtor covering all or any part of the Storm Recovery Property shall be on file or of record in any jurisdiction in the United States except (i) in respect of any such security interest of the Depositor that will be released on the Closing Date or (ii) such as may have been filed, recorded or made by such person in favor of the Indenture Trustee on behalf of the Holders of Bonds in connection with the Indenture, and no such person has authorized any such filing.

(v)               The statements made in the Registration Statement, the Pricing Package and the Final Prospectus under the caption “Description of the Storm Recovery Bonds” insofar as it constitutes a summary of the terms of the Bonds, and under captions “Risk Factors,” “The Storm Recovery Property and the Financing Act,” “DEP’s Financing Order,” “The Issuing Entity,” “Duke Energy Progress, LLC,” “Security for the Storm Recovery Bonds,” “Weighted Average Life and Yield Considerations for the Bonds,” “The Sale Agreement,” “The Servicing Agreement,” “Intercreditor Agreement,” “Material U.S. Federal Income Tax Consequences,” “State and Other Tax Consequences,” “ERISA Considerations,” and “Bankruptcy and Creditors’ Rights Issues,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects subject to the qualifications and limitations set forth therein.

(w)             The statements included in the Registration Statement, the Pricing Package and the Final Prospectus under the heading “Weighted Average Life and Yield Considerations For the Bonds—Weighted Average Life Sensitivity” have been derived in the manner described under, and subject to the qualifications and limitations set forth under, the heading “Weighted Average Life and Yield Considerations For the Bonds—Assumptions.” The assumptions used in preparing such statements provide a reasonable basis for presenting the effects of the events described therein and such statements give reasonable effect to those assumptions and events in good faith.

(x)               The accountant which has delivered the Initial AUP Letter referred to in Section 9(j) hereof, does not, as of the date of such report, have any material relationships with the Depositor or any of its affiliates other than such material relationships in which it is engaged to render professional services.

(y)               The statistical and market-related data included in the Registration Statement, the Pricing Package and the Final Prospectus are based on or derived from sources that the Depositor believes to be reliable in all material respects.

(z)               The Depositor is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would be reasonably likely to give rise to a valid claim against it or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Bonds.

(aa)                The Depositor has no reason to believe that the representations of the Issuer set forth in Section 3 are untrue.

5.                  Investor Communications.

(a)               The Issuer and the Depositor each represents and agrees that, unless it has obtained or obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it has obtained or obtains the prior consent of the Issuer and the Depositor and the Representatives, it has not made and will not make any offer relating to the Bonds that would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus (other than those identified on Schedule III hereto) required to be filed by the Issuer or the Depositor, as applicable, with the Commission or retained by the Issuer or the Depositor, as applicable, under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Pricing Term Sheet and each other Free Writing Prospectus specifically identified in Schedule III hereto.

(b)               The Depositor and the Issuer (or the Representatives at the direction of the Issuer) will prepare a final pricing term sheet relating to the Bonds (the “Pricing Term Sheet”), containing only information that describes the final pricing terms of the Bonds and otherwise in a form consented to by the Representatives, and will file the Pricing Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date such final pricing terms have been established for all tranches of the offering of the Bonds. The Pricing Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)               Each Underwriter may provide to investors one or more of the Free Writing Prospectuses relating to offering of the Bonds, and the Pricing Term Sheet, subject to the following conditions:

(i)                 An Underwriter shall not convey or deliver any Written Communication (as defined herein) to any person or entity in connection with the initial offering of the Bonds, unless such Written Communication (A) constitutes a prospectus satisfying the requirements of Rule 430A under the Securities Act, or (B)(i) is made in reliance on Rule 134 under the Securities Act, is an Issuer Free Writing Prospectus listed on Schedule III hereto or is an Underwriter Free Writing Prospectus (as defined below) and (ii) such Written Communication is preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act. “Written Communication” has the same meaning as that term is defined in Rule 405 under the Securities Act.

(ii)              An “Underwriter Free Writing Prospectus” means any free writing prospectus that contains only preliminary or final terms of the Bonds and is not required to be filed by the Depositor or the Issuer pursuant to Rule 433 under the Securities Act and that contains information substantially the same as the information contained in the Pricing Package or Pricing Term Sheet (which may include, without limitation, (i) the tranche, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Bonds, the weighted average life, expected first and final scheduled payment dates, trade date, settlement date, transaction parties, credit enhancement, logistical details related to the location and timing of access to the roadshow, ERISA eligibility, legal investment status and payment window of the Bonds and (ii) a column or other entry showing the status of the subscriptions for the Bonds, both for the Bonds as a whole and for each Underwriter’s retention, and/or expected pricing parameters of the Bonds).

(iii)            Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses and Terms Sheets, including, but not limited to Rules 164 and 433 under the Securities Act.

(iv)             All Free Writing Prospectuses provided to investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

Duke Energy Progress NC Storm Funding LLC and Duke Energy Progress, LLC have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Duke Energy Progress NC Storm Funding LLC and Duke Energy Progress, LLC have filed with the SEC for more complete information about Duke Energy Progress NC Storm Funding LLC and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Duke Energy Progress NC Storm Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling RBC Capital Markets, LLC toll free at 1-866-375-6829 or by email at syndicateops2@rbc.com or Citigroup Global Markets Inc. by calling at 1-800-831-9146.

(v)               The Issuer and the Representatives shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of, in the case of the Issuer, Representatives and, in the case of the Representatives, the Issuer (which in either case shall not be unreasonably withheld).

(vi)             Each Underwriter covenants with the Issuer and the Depositor that after the Final Prospectus is available and until the completion of the offer and sale of the Bonds, such Underwriter shall not distribute any written information concerning the Bonds to an investor unless such information is preceded or accompanied by the Final Prospectus or by notice to the investor that the Final Prospectus is available for free by visiting EDGAR on the Commission website at www.sec.gov.

(vii)          Each Underwriter covenants that if an Underwriter shall use an Underwriter Free Writing Prospectus that contains information in addition to (x) “issuer information”, including information with respect to the Depositor, as defined in Rule 433(h)(2) under the Securities Act or (y) the information in the Pricing Package, the liability arising from its use of such additional information shall be the sole responsibility of the Underwriter using such Underwriting Free Writing Prospectus unless the Underwriter Free Writing Prospectus (or any information contained therein) was consented to in advance by the Depositor; provided, however, that, for the avoidance of doubt, this clause (vii) shall not be interpreted as tantamount to the indemnification obligations contained in Section 11(b) hereof.

6.                  Purchase, Sale and Delivery of Notes.

(a)               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price set forth in Schedule I hereto, the respective principal amounts of Bonds set forth opposite the names of the Underwriters in Schedule II hereto plus the respective principal amounts of additional Bonds that each such Underwriter may become obligated to purchase pursuant to the provisions of Section 6(c) hereof. The Issuer shall pay (in the form of a discount to the principal amount of the offered Bonds) to the Underwriters a commission equal to $3,078,508. The Issuer shall pay 75% of such commission as a fixed fee to the Representatives and the remaining 25% of such commission as a performance based fee to the other Underwriters.

(b)               Delivery of the Bonds against payment of the aggregate purchase price therefor by wire transfer in federal funds shall be made at the place, on the date and at the time specified in Schedule I hereto, or at such other place, time and date as shall be agreed upon in writing by the Issuer and the Representatives. The hour and date of such delivery and payment are herein called the “Closing Date”. The Bonds shall be delivered to DTC or to The Bank of New York Mellon Trust Company, National Association, as custodian for DTC, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representatives not later than the close of business on the business day preceding the Closing Date or such other time as may be agreed upon by the Representatives. The Issuer agrees to make the Bonds available to the Representatives for checking purposes not later than 1:00 P.M. New York Time on the last business day preceding the Closing Date at the place specified for delivery of the Bonds in Schedule I hereto, or at such other place as the Issuer may specify.

(a)               If any Underwriter shall fail or refuse to purchase and pay for the aggregate principal amount of Bonds that such Underwriter has agreed to purchase and pay for hereunder, the Issuer shall promptly give notice to the other Underwriters of the default of such Underwriter, and the other Underwriters shall have the right within 24 hours after the receipt of such notice to determine to purchase, or to procure one or more others, who are members of the Financial Industry Regulatory Authority (“FINRA”) (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules) and satisfactory to the Issuer, to purchase, upon the terms herein set forth, the aggregate principal amount of Bonds that the defaulting Underwriter had agreed to purchase. If any non-defaulting Underwriter or Underwriters shall determine to exercise such right, such Underwriter or Underwriters shall give written notice to the Issuer of the determination in that regard within 24 hours after receipt of notice of any such default, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.. If in the event of such a default no non-defaulting Underwriter shall give such notice, this Agreement may be terminated by the Issuer, upon notice given to the non-defaulting Underwriters, within a further period of 24 hours. If the Issuer does not elect to terminate this Agreement it shall have the right, irrespective of such default:

(i)                 to require each non-defaulting Underwriter to purchase and pay for the respective aggregate principal amount of Bonds that it had agreed to purchase hereunder as hereinabove provided and, in addition, the aggregate principal amount of Bonds that the defaulting Underwriter shall have so failed to purchase up to an aggregate principal amount of Bonds equal to 10% of the aggregate principal amount of Bonds that such non-defaulting Underwriter has otherwise agreed to purchase hereunder, and/or

(ii)              to procure one or more persons, reasonably acceptable to the Representatives, who are members of the FINRA (or, if not members of the FINRA, who are not eligible for membership in the FINRA and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the FINRA’s Conduct Rules), to purchase, upon the terms herein set forth, either all or a part of the aggregate principal amount of Bonds that such defaulting Underwriter had agreed to purchase or that portion thereof that the remaining Underwriters shall not be obligated to purchase pursuant to the foregoing clause (a).

In the event the Issuer shall exercise its rights under (i) and/or (ii) above, the Issuer shall give written notice thereof to the non-defaulting Underwriters within such further period of 24 hours, and thereupon the Closing Date shall be postponed for such period, not exceeding three business days, as the Issuer shall determine.

In the computation of any period of 24 hours referred to in this Section 6, there shall be excluded a period of 24 hours in respect of each Saturday, Sunday or legal holiday that would otherwise be included in such period of time.

Any action taken by the Issuer or the Depositor under this Section 6 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

7.                  Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Bonds for sale to the public as set forth in the Registration Statement, the Pricing Package and the Final Prospectus.

8.                  Covenants.

(a)               Covenants of the Issuer. The Issuer covenants and agrees with the several Underwriters that:

(i)                 The Issuer will promptly deliver to the Representatives and Counsel for the Underwriters a conformed copy of the Registration Statement, certified by an officer of the Issuer to be in the form as originally filed and all amendments thereto, including all consents and exhibits filed therewith. The Issuer will deliver to each of the Underwriters, as soon as practicable after the date hereof, such number of copies of any preliminary prospectus, the Final Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request. Prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement and from time to time thereafter, the Issuer will furnish the Underwriters with copies of the Final Prospectus in New York City in such quantities as you may reasonably request.

(ii)              (A) If at any time when a Final Prospectus or Pricing Package (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Package (prior to the availability of the Final Prospectus) or the Final Prospectus as then amended or supplemented would, in the reasonable judgment of the Representatives or the Issuer, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Package or Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading; (B) if to comply with the Securities Act, the Exchange Act or the related rules and regulations (including, without limitation, Section 11(a) or 12(a)(2) under the Securities Act and Rule 10b-5 under the Exchange Act) it shall be necessary at any time to amend or supplement the Pricing Package, the Final Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement, the Pricing Package or the Final Prospectus or in any amendment thereof or supplement thereto; or (C) if an event or development has occurred or occurs, the result of which is that such Issuer Free Writing Prospectus conflicts or would conflict with the information then contained in the Registration Statement or includes or would include an untrue statement of a material fact or, when considered together with the Pricing Package, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, then, in each case of (A), (B) or (C), the Issuer will notify the Representatives promptly and prepare and file with the Commission an appropriate amendment, supplement or document (the use of which has been consented to by the Representatives) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii)            The Issuer shall prepare the Final Prospectus in a form approved by the Representatives and file such Final Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A under the Securities Act. The Issuer will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without reasonable prior notice to the Underwriters or to which Paul, Weiss, Rifkind, Wharton & Garrison LLP, who are acting as counsel for the Underwriters (“Counsel for the Underwriters”), shall reasonably object by written notice to the Issuer within two business days after notification thereof. The Issuer shall notify the Underwriters promptly (and, if requested by the Representatives, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Issuer’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any preliminary prospectus, the Final Prospectus or the Pricing Package, (iv) of the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Final Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any preliminary prospectus, the Final Prospectus or the Pricing Package or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Bonds for sale in any state or jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Issuer will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(iv)             The Issuer will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Bonds for offer and sale under the blue-sky laws of the states of the United States as the Representatives may designate; provided that the Issuer shall not be required to qualify as a foreign limited liability company or dealer in securities, to file any consents to service of process under the laws of any jurisdiction, or meet any other requirements deemed by the Issuer to be unduly burdensome.

(v)               The Issuer will, except as herein provided, pay or cause to be paid all expenses in connection with (i) the preparation and filing by it of the Registration Statement, the Pricing Package and Final Prospectus (including any amendments and supplements thereto) and any Issuer Free Writing Prospectuses, (ii) the issuance and delivery of the Bonds as provided in Section 6 hereof (including, without limitation, reasonable documented fees and out-of-pocket disbursements of Counsel for the Underwriters and all trustee, rating agency and NCUC advisor fees), (iii) the qualification of the Bonds under blue-sky laws (including counsel fees not to exceed $5,000), (iv) the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement and, except as provided in Section 8(a)(iv) hereof, of the Pricing Package and Final Prospectus. If the obligation of the Underwriters to purchase the Bonds terminates in accordance with the provisions of Sections 9 or 10 hereof, the Issuer (x) will reimburse (or cause to be reimbursed) the Underwriters for the reasonable documented fees and out-of-pocket disbursements of Counsel for the Underwriters, and (y) will reimburse or cause to be reimbursed the Underwriters for their reasonable documented out-of-pocket expenses (other than fees of counsel covered in clause (x) above), such out-of-pocket expenses in an aggregate amount not exceeding $200,000 incurred in contemplation of the performance of this Agreement. The Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits.

(vi)             The Issuer shall use all commercially reasonable efforts to cause the conditions precedent set forth in Section 9 hereof to be fulfilled at or prior to the Closing Date.

(vii)          For a period commencing on the date hereof and ending on the 15th day after the date of the Final Prospectus, the Issuer agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any storm recovery bonds of the Issuer thereof substantially similar to the Bonds (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent the Representatives.

(viii)        To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(n) hereof is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(ix)             For a period from the date of this Agreement until the retirement of the Bonds or until such time as the Underwriters shall cease to maintain a secondary market in the Bonds, whichever occurs first, the Issuer shall file with the Commission, and to the extent permitted by and consistent with the Issuer’s obligations under applicable law, make available on the website associated with the Issuer’s parent, such periodic reports, if any, as are required from time to time under Section 13 or Section 15(d) of the Exchange Act; provided that the Issuer shall not voluntarily suspend or terminate its filing obligations with the Commission unless permitted under applicable law and the terms of the Issuer Documents. The Issuer shall also, to the extent permitted by and consistent with the Issuer’s obligations under applicable law, include in any periodic and other reports to be filed with the Commission as provided above or posted on the website associated with the Issuer’s parent, such information as required by Section 3.07(g) of the Indenture with respect to the Bonds. To the extent that the Issuer’s obligations are terminated or limited by an amendment to Section 3.07(g) of the Indenture, or otherwise, such obligations shall be correspondingly terminated or limited hereunder.

(x)               So long as any of the Bonds are outstanding, the Issuer will furnish to the Representatives, if and to the extent not posted on the Issuer or its affiliate’s website, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act or mailed to the bondholders (in each case to the extent such reports are not publicly available on the Commission’s website), (B) upon request, a copy of any filings with the NCUC pursuant to the Financing Order including, but not limited to any issuance advice letter or any annual, semi-annual or more frequent true-up adjustment filings, and (C) from time to time, any information (other than confidential or proprietary information) concerning the Issuer as the Representatives may reasonably request.

(xi)             So long as the Bonds are rated by any Rating Agency, the Issuer will comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the rating of the Bonds or the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 15 hereof.

(xii)          If the Issuer elects to rely upon Rule 462(b) of the Securities Act, the Issuer shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 p.m. (New York City time), on the date of this Agreement, and the Issuer shall at the time of filing either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(xiii)        The Issuer will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Bonds and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Bonds contemplated hereby.

(b)               Covenants of the Depositor. The Depositor covenants and agrees with the several Underwriters that, to the extent that the Issuer has not already performed such act pursuant to Section 8(a):

(i)                 To the extent permitted by applicable law and the agreements and instruments that bind the Depositor, the Depositor will use its reasonable best efforts to cause the Issuer to comply with the covenants set forth in Section 8(a) hereof.

(ii)              The Depositor will use its reasonable best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)            (A) If at any time when a Final Prospectus or Pricing Package (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Package (prior to the availability of the Final Prospectus) or the Final Prospectus as then amended or supplemented would, in the reasonable judgment of the Representatives or the Depositor, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Package or Final Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading; or (B) if to comply with the Securities Act, the Exchange Act or the related rules and regulations (including, without limitation, Section 11(a) or 12(a)(2) under the Securities Act and Rule 10b-5 under the Exchange Act) it shall be necessary at any time to amend or supplement the Pricing Package, the Final Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement, the Pricing Package or the Final Prospectus or in any amendment thereof or supplement thereto, then, in each case of (A) or (B), the Depositor will notify the Representatives promptly and prepare and file with the Commission an appropriate amendment, supplement or document (the use of which has been consented to by the Representatives) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iv)             The Depositor shall prepare the Final Prospectus in a form approved by the Representatives and file such Final Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A under the Securities Act. The Depositor will not file any amendment to the Registration Statement or amendment or supplement to the Final Prospectus or amendment or supplement to the Pricing Package during the period when a prospectus relating to the Bonds is required to be delivered under the Securities Act, without reasonable prior notice to the Underwriters or to which Counsel for the Underwriters shall reasonably object by written notice to the Issuer within two business days after notification thereof. The Depositor shall notify the Underwriters promptly (and, if requested by the Representatives, confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Depositor’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any preliminary prospectus, the Final Prospectus or the Pricing Package, (iv) of the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Final Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any preliminary prospectus, the Final Prospectus or the Pricing Package or, in each case, of the initiation or threatening of any proceedings therefore, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Bonds for sale in any state or jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Depositor will use reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(v)               The Depositor shall use all commercially reasonable efforts to cause the conditions precedent set forth in Section 9 hereof to be fulfilled at or prior to the Closing Date.

(vi)             For a period commencing on the date hereof and ending on the 15th day after the date of the Final Prospectus, the Depositor agrees not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities, or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent the Representatives.

(vii)          The Depositor will cause the proceeds for the issuance and sale of the Bonds to be applied for the purposes described in the Pricing Package.

(viii)        The Depositor, to the extent not paid for by the Issuer, will pay or cause to paid all reasonable expenses described in Section 8(a)(v) hereof.

(ix)             As soon as practicable, but not later than 16 months, after the date hereof, the Depositor will make generally available (by posting on its website or otherwise) to its security holders, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(x)               To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 9(n) hereof is conditioned upon the furnishing of documents or the taking of other actions by the Depositor on or after the Closing Date, the Depositor shall furnish such documents and take such other actions to the extent reasonably requested by any Rating Agency.

(xi)             The initial storm recovery charge for the Bonds will be calculated in accordance with the Financing Order.

(xii)          So long as any of the Bonds are outstanding, the Depositor, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to furnish to the Representatives, if and to the extent not posted on EDGAR or the Depositor or its affiliate’s website, (A) upon request, a copy of any filings with the NCUC pursuant to the Financing Order including, but not limited to any issuance advice letter, any true-up adjustment filings, and (B) from time to time, any public financial information in respect of the Depositor, or any material information regarding the Storm Recovery Property to the extent it is reasonably available (other than confidential or proprietary information) concerning the Issuer as the Representatives may reasonably request.

(xiii)        So long as the Bonds are rated by a Rating Agency, the Depositor, in its capacity as sponsor with respect to the Bonds, will cause the Issuer to comply with the 17g-5 Representations, other than (x) any noncompliance of the 17g-5 Representations that would not have a material adverse effect on the Bonds or the rating of the Bonds or (y) any noncompliance arising from the breach by an Underwriter of the representations and warranties and covenants set forth in Section 15 hereof.

9.                  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Depositor contained in this Agreement, on the part of the Depositor contained in Article III of the Sale Agreement, and on the part of the Depositor contained in Section 6.01 of the Servicing Agreement as of the Closing Date, to the accuracy of the statements of the Issuer and the Depositor made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Depositor of their obligations hereunder, and to the following additional conditions:

(a)               The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 no later than the second business day following the date hereof. In addition, all material required to be filed by the Issuer or the Depositor pursuant to Rule 433(d) under the Securities Act that was prepared by either of them or that was prepared by any Underwriter and timely provided to the Issuer or the Depositor shall have been filed with the Commission within the applicable time period prescribed for such filing by such Rule 433(d).

(b)               No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date; and the Underwriters shall have received one or more certificates, dated the Closing Date and signed by an officer of the Depositor and the Issuer, as appropriate, to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before, or to the knowledge of the Depositor or the Issuer, as the case may be, threatened by, the Commission.

(c)               McGuire Woods LLP, special North Carolina counsel for the Issuer and the Depositor, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date.

(d)               Hunton Andrews Kurth LLP, counsel for the Issuer and the Depositor, shall have furnished to the Representatives its written respective opinions, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date.

(e)               Troutman Pepper Hamilton Sanders LLP, special Delaware counsel for the Issuer, shall have furnished to the Representatives their written opinion, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date.

(f)                In-house counsel for the Issuer and the Depositor shall have furnished to the Representatives its written respective opinions, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date.

(g)               Hunton Andrews Kurth LLP, counsel for the Issuer and Depositor, shall have furnished to the Representatives a letter, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date regarding negative assurances with respect to the Pricing Package and the Prospectus.

(h)               Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Underwriters, shall have furnished to the Representatives a negative assurance letter covering such matters as the Representatives may reasonably require, dated as of the Closing Date.

(i)                 Emmet, Marvin & Martin LLP, counsel for the Indenture Trustee, shall have furnished to the Representatives their written opinions, in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, dated the Closing Date.

(j)                 At the time of execution of this Agreement, the Representatives shall have received from an independent accountant a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented in the Registration Statement, the Pricing Package and the Final Prospectus.

(k)               With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement, the independent accountant referred to in the preceding paragraph shall have furnished to the Representatives a “bring-down letter,” addressed to the Underwriters and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Registration Statement, the Pricing Package or the Final Prospectus, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.

(l)                 The LLC Agreement, the Issuer Documents and any amendment or supplement to any of the foregoing shall have been executed and delivered and the Representatives shall have received true and executed copies of each such document.

(m)             All amendments and related documentation with respect to the receivables financing entered into by Duke Energy Progress Receivables LLC, a Delaware limited liability company, Duke Energy Progress, LLC, a North Carolina limited liability company, the financial institutions party thereto as the “Committed Lenders”, “Conduit Lenders” and “Managing Agents”, and MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as the administrative agent (collectively, the “Receivables Amendments”), in form and substance reasonably satisfactory to the Representatives and Counsel for the Underwriters, shall have been executed and delivered and the Representatives shall have received true and executed copies of each such document.

(n)               At the Closing Date, (i) the Representatives shall have received a letter stating that the Bonds have received the ratings set forth in the Free Writing Prospectus, dated November 17, 2021, by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) and (ii) no such rating agency shall have, since the date of this Agreement, downgraded or publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Bonds.

(o)               On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with Sections 62-172, North Carolina General Statutes (the “Financing Act”), the Financing Order and other applicable law reflecting the grant of a security interest by the Issuer in the collateral relating to the Bonds to the Indenture Trustee, including the filing of the requisite financing statements in the office of the Secretary of State of the State of North Carolina and the Secretary of State of the State of Delaware.

(p)               The NCUC shall have received all necessary opinions, letters, evidence and certificates required by the Financing Order.

(q)               The final issuance advice letter, in a form consistent with the provisions of the Financing Order, shall have been filed with the NCUC and the period during which the NCUC may issue a stop order shall have expired without the issuance thereof.

(r)                The Financing Act has been duly enacted by the Legislature of the State of North Carolina and has not been repealed or amended and the Financing Order has been duly adopted by the NCUC, has not been revoked or amended, and is final and not subject to appeal, and, to the knowledge of the Depositor or the Issuer, (A) the validity of the Financing Act and the Financing Order are not the subject of any pending appeal or litigation, (B) there has been no challenge to the constitutionality of the Financing Act or the Financing Order under the Constitution of the State of North Carolina, (C) the Financing Act and the Financing Order have not been amended or repealed by a direct act of the North Carolina Legislature, and (D) voters have not amended the North Carolina Constitution in a manner that amends, repeals, or affects the Financing Act or the Financing Order.

(s)                On or prior to the Closing Date, the Depositor shall have funded the capital subaccount of the Issuer with cash in an amount equal to $3,848,135.

(t)                 The Issuer and the Depositor shall have furnished or caused to be furnished or agree to furnish to the Rating Agencies at the Closing Date such opinions and certificates as the Rating Agencies shall have reasonably requested prior to the Closing Date. Any opinion letters delivered on the Closing Date to the Rating Agencies beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

(u)               The Representatives shall not have discovered and disclosed to the Issuer on or prior to the Closing Date that, in the opinion of the Representatives after consultation with counsel, either (A) the Registration Statement (in the form as of the Effective Date) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Pricing Package (in the form as of the Applicable Time) or the Final Prospectus (in the form as of its date) contains an untrue statement of a material fact or to omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(v)               On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Depositor or Duke Energy Corporation, on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking services or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this subsection 9(v) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Pricing Package and the Final Prospectus. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 11 hereof and except for the expenses to be borne by the Issuer as provided in Section 8(a)(v) hereof.

(w)             The Issuer and the Depositor shall have furnished or caused to be furnished to the Representatives dated as of the Closing Date certificates of the Treasurer or Assistant Treasurer of the Issuer and the Depositor, or other officer reasonably satisfactory to the Representatives, as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                 That the representations, warranties and agreements of the Issuer in Sections 3 and 5 and the Depositor in Sections 4 and 5 hereof are true and correct on and as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), that the Issuer and the Depositor have complied with all their respective agreements contained herein and in any other Issuer Document to which any of them is a party and satisfied all the conditions on their part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission;

(ii)              To the knowledge of the Issuer and the Depositor, no other materials have been used in connection with the Offering other than the Registration Statement, the Pricing Package, the Final Prospectus, the investor presentation dated November 2021 and the documents and information listed on Schedule III and Schedule IV hereto;

(iii)            Since the respective most recent dates as of which information is given in the Registration Statement, Pricing Package and the Final Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Issuer and the Depositor, financial or otherwise, except as reflected in or contemplated by the Registration Statement, Pricing Package and the Final Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Issuer or the Depositor other than transactions contemplated by the Registration Statement, Pricing Package and the Final Prospectus and transactions in the ordinary course of business, the effect of which in the Issuer’s or the Depositor’s reasonable judgment, as applicable, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated by the Registration Statement, Pricing Package and the Final Prospectus.

(x)               The Bonds shall be eligible for clearance and settlement in the United States through DTC.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Counsel for the Underwriters.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

10.              Conditions of the Issuer’s Obligations.

The obligation of the Issuer to deliver the Bonds shall be subject to the conditions that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Closing Date and no proceeding for that purpose shall be pending before, or threatened by, the Commission at the Closing Date and the condition set forth in Section 9(q) shall have been satisfied. In case these conditions shall not have been fulfilled, this Agreement may be terminated by the Issuer upon notice thereof to the Underwriters. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 8(a)(v) and 11 hereof.

11.              Indemnification and Contribution.

(a)               The Issuer and Depositor agree to jointly and severally indemnify and hold harmless each Underwriter, its respective affiliates, officers, employees and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, as follows:

(i)                 against any and all loss, liability, claim, damage or expense whatsoever joint or several, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Pricing Package, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any issuer free writing prospectus as defined in Rule 433 under the Securities Act or any materials or information provided to investors by, or with approval of, the Issuer or the Depositor in connection with the offering of the Bonds, including any “roadshow” (as defined in Rule 433 under the Securities Act) or investor presentation made to investors by the Issuer or the Depositor (whether in person or electronically) including, without limitation, the materials listed on Schedule IV hereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with Underwriter Information furnished to the Issuer or the Depositor by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Pricing Package, the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus;

(ii)              against any and all losses, liabilities, claims, damages and expenses whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Issuer or the Depositor; and

(iii)            against any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 11.

In no case shall the Issuer or the Depositor be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Issuer or the Depositor shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Issuer or the Depositor (i) shall not relieve it from any liability under this Section 11(a) unless and to the extent the failure to provide such notification results in forfeiture by the Issuer or Depositor of any rights and defenses and (ii) shall not relieve it from any liability which it may have otherwise than under subsections 11(a) and 11(d). Each of the Issuer and the Depositor shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Issuer and the Depositor and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Issuer or the Depositor and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Issuer or the Depositor on one hand and such Underwriter or such controlling person on the other may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Issuer and the Depositor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and local counsel) for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Issuer and the Depositor agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Issuer or the Depositor within the meaning of Section 15 of the Securities Act, in connection with the sale of the Bonds. For the avoidance of doubt, any indemnity payment required to be paid by the Issuer pursuant to this Section 11 shall not be included in the Periodic Payment Requirement (as defined in the Indenture) nor shall such amounts be included in a True-Up Adjustment (as defined in the Indenture).

(b)               Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Issuer and the Depositor, their directors and each of the officers of the Issuer and the Depositor who signed the Registration Statement and each person, if any, who controls the Issuer and the Depositor within the meaning of Section 15 of the Securities Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Pricing Package, the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Underwriter Information furnished to the Issuer or the Depositor by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, the Pricing Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus. In case any action shall be brought against the Issuer or the Depositor or any person so indemnified based on the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Pricing Package, the Final Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Issuer and the Depositor, and the Issuer, the Depositor and each person so indemnified shall have the rights and duties given to the Underwriters by the provisions of subsection (a) of this Section.

(c)               No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party in respect of any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Depositor on the one hand and the Underwriters on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not available for any reason, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer or Depositor bear to the total compensation received by the Underwriters in respect of the underwriting discount as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Depositor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Depositor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Bonds) shall be required to contribute any amount in excess of the amount, with respect to the Underwriters, by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public net of any costs associated therewith, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute are several in proportion to their respective obligations and not joint.

(e)               The Underwriters severally confirm and the Issuer and Depositor acknowledge and agree that (i) the statements with respect to the offering of the Bonds by the Underwriters set forth in the second and third sentence of the third paragraph (relating to the sales price for the bonds), second sentence of the fourth paragraph (relating to the resale price or resale liquidity for the bonds), fifth paragraph (relating to overallotment, stabilization and similar activities) of the section entitled “Plan of Distribution” in the Registration Statement, the Pricing Package and the Final Prospectus and (ii) the names of the Underwriters set forth on the front and back cover page of any preliminary prospectus and the Final Prospectus and (iii) the information listed on Schedule II (collectively, “Underwriter Information”) hereto constitute the only information concerning such Underwriters furnished in writing to the Issuer and Depositor by or on behalf of the Underwriters specifically for inclusion in any Free Writing Prospectus, the Registration Statement, the Pricing Package or the Final Prospectus or in any amendment or supplement thereto.

12.              Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Depositor or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Issuer and the Depositor, or any of their officers or directors or any controlling person, and will survive delivery of and payment for the Bonds.

13.              Reliance on Your Acts. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Issuer and the Depositor shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

14.              Waiver of Jury Trial. Each of the Issuer and the Depositor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.              Representations, Warranties and Covenants of the Underwriters. The Underwriters, severally and not jointly, represent, warrant and agree with the Issuer and the Depositor that, unless the Underwriters obtained, or will obtain, the prior written consent of the Issuer or the Depositor, the Representatives (x) have not delivered, and will not deliver, any Rating Information (as defined below) to any Rating Agency until and unless the Issuer or the Depositor advises the Underwriters that such Rating Information is posted to the Issuer’s website maintained by the Issuer pursuant to paragraph (a)(3)(iii)(B) of Rule 17g-5 under the Exchange Act in the same form as it will be provided to such Rating Agency, and (y) have not participated, and will not participate, with any Rating Agency in any oral communication of any Rating Information without the participation of a representative of the Issuer or the Depositor. For purposes of this Section 15, “Rating Information” means any information provided to a Rating Agency for the purpose of determining an initial credit rating on the Bonds.

16.              No Advisory or Fiduciary Relationship. Each of the Issuer and the Depositor acknowledges and agrees that (a) the purchase and sale of the Bonds pursuant to this Agreement, including the determination of the offering price of the Bonds and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Depositor, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either the Issuer or the Depositor, any of their subsidiaries or their respective members, directors, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer or the Depositor with respect to the offering or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer or the Depositor or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Issuer or the Depositor with respect to the offering except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer or the Depositor, (e) any duties and obligations that the Underwriters may have to the Issuer or the Depositor shall be limited to those duties and obligations specifically stated herein and (f) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering and each of the Issuer and the Depositor has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

17.              Notices. All communications hereunder will be in writing and may be given by United States mail, courier service, telecopy, telefax or facsimile (confirmed by telephone or in writing in the case of notice by telecopy, telefax or facsimile) or any other customary means of communication, and any such communication shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to it at the address specified in Schedule I hereto, in each case, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Jordan E. Yarett (Fax: (212) 492-0126; E-mail: jyarett@paulweiss.com; and if sent to the Issuer, to it at 550 South Tryon Street, DEC 40A, Charlotte, North Carolina 28202, Attention: Treasurer, Fax: (980) 373-3699. Any such communications shall take effect upon receipt thereof. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

18.              Business Day. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.              Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Issuer and the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 11 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bonds from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

20.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21.              Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIPS OF THE PARTIES AND/OR THE INTERPRETATIONS AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

22.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Depositor and the Underwriters, or any of them, with respect to the subject matter hereof.

23.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon confirmation and acceptance by the Underwriters, this letter and such confirmation and acceptance will become a binding agreement between the Issuer and the Depositor, on the one hand, and each of the Underwriters, on the other hand, in accordance with its terms.

Very truly yours,

Duke Energy Progress, LLC

By:	/s/ Karl W. Newlin
Name: Karl W. Newlin
Title: Sr. Vice President Corporate Development and Treasurer

Duke Energy Progress NC Storm Funding LLC

By:	/s/ Karl W. Newlin
Name: Karl W. Newlin
Title: Sr. Vice President Corporate Development and Treasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC
Citigroup Global Markets Inc.

On behalf of each of the Underwriters

RBC CAPITAL MARKETS, LLC		Citigroup Global Markets Inc.

By:	/s/ Keith Helwig	By:	/s/ Steffen Lunde
	Name: Keith Helwig		Name: Steffen Lunde
	Title: Authorized Signatory		Title: Director

SCHEDULE I

Underwriting Agreement dated November 17, 2021

Registration Statement Nos. 333-259315 and 333-259315-01

Representatives:

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Keith Helwig

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: Steffen Lunde

Title, Purchase Price and Description of Bonds:

Title:	Duke Energy Progress NC Storm Funding LLC Series A Storm Recovery Bonds

	Total Principal Amount	Bond Rate	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Tranche A-1	$221,000,000	1.295%	99.99949%	0.40%	$220,114,873
Tranche A-2	$352,000,000	2.387%	99.99827%	0.40%	$350,585,910
Tranche A-3	$196,627,000	2.799%	99.99762%	0.40%	$195,835,812

Original Issue Discount (if any):	$11,896

Redemption provisions:	None

Other provisions:	None

Closing Date, Time and Location:	November 24, 2021, 10:00 a.m.; offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166

I-1

SCHEDULE II

Principal Amount of Bonds to be Purchased

Underwriter	Tranche A-1	Tranche A-2	Tranche A-3	Total
RBC Capital Markets, LLC	$91,715,000	$146,080,000	$81,601,000	$319,396,000
Citigroup Global Markets Inc.	$74,035,000	$117,920,000	$65,871,000	$257,826,000
Academy Securities, Inc.*	$11,050,000	$17,600,000	$9,831,000	$38,481,000
Drexel Hamilton, LLC*	$11,050,000	$17,600,000	$9,831,000	$38,481,000
Guggenheim Securities, LLC*	$11,050,000	$17,600,000	$9,831,000	$38,481,000
Jefferies LLC*	$11,050,000	$17,600,000	$9,831,000	$38,481,000
Loop Capital Markets LLC*	$11,050,000	$17,600,000	$9,831,000	$38,481,000

Total	$221,000,000	$352,000,000	$196,627,000	$769,627,000

* Final allocations to each Underwriter other than the Representatives to be based on performance.

II-1

SCHEDULE III

Schedule of Certain Marketing Materials

1.       Pricing Term Sheet containing final economic terms

III-1

SCHEDULE IV

Schedule of Certain Investor Presentations

1.	Investor Presentation, dated November 2021

IV-1